UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
June 11, 2008
SECURUS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-124962 (Commission File Number)	20-0673095 (I.R.S. Employer Identification No.)
14651 Dallas Parkway, Suite 600
Dallas, Texas 75254-8815
(Address of principal executive offices)
(972) 277-0300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On June 11, 2008, Securus Technologies, Inc. (the “Company”) entered into an agreement with Mr. Richard A. Smith to appoint him as Chief Executive Officer and elect him as a member of the Company’s Board of Directors, effective on June 23, 2008. As a result, Mr. Richard Falcone will resign as Chief Executive Officer on June 23, 2008 but will remain as Chairman of the Board of Directors until January 5, 2009.
     From April 2000 to August 2003, Mr. Smith, age 57, was the President of Eschelon Telecom Inc., a publicly traded local exchange carrier. From August 2003 through August 2007 Mr. Smith was Eschelon’s Chief Executive Officer. During Mr. Smith’s employment with Eschelon, he also served as Chief Financial Officer and Chief Operating Officer. From 1972 to 1998, Mr. Smith held various positions at Frontier Corporation, including Controller, Chief Information Officer, President of Frontier Information Technologies, Vice President of Midwest Telephone Operations, Network Plant Operations Director, Director of Business Development and Vice President of Financial Management. Mr. Smith holds an Associate of Applied Science in Electrical Engineering from the Rochester Institute of Technology, a Bachelor of Science in Electrical Engineering from the State University of New York at Buffalo, a Masters in Mathematics from the State University of New York at Brockport, and a Masters in Business Administration from the University of Rochester’s Simon School. Mr. Smith presently serves as a director of Integra Telecom, a privately held local exchange carrier based in Portland, Oregon.
     Mr. Smith’s employment agreement extends through July 1, 2012 and provides that Mr. Smith will receive (i) a minimum base salary of $450,000 per year; (ii) the potential to earn an annual bonus of up to $500,000, which is earned upon achievement of objectives mutually agreed upon by Mr. Smith and the Company’s Board of Directors for each year; (iii) eligibility to receive restricted shares of the Company’s Class B common stock; (iv) reimbursement of life insurance premiums, wireless service and health benefits in an annual aggregate amount of approximately $10,000; and (v) other benefits, such as life and health insurance, paid vacation, and reimbursement of business expenses, including up to $50,000 for moving his family to Dallas, Texas. Additionally, Mr. Smith is eligible to receive a one-time bonus of $100,000 if he sells his primary residence on or before December 31, 2008. Mr. Smith will also receive a $200,000 bonus payable at the end of the contract term unless he is terminated for Cause or resigns without Good Reason (in each case, as defined in his employment agreement). The full text of Mr. Smith’s employment agreement and restricted stock agreement is attached as Exhibit 99.1 and Exhibit 99.2, respectively.
Item 7.01 Regulation FD Disclosure.
     On June 13, 2008, the Company issued a press release announcing Mr. Smith’s appointment as Chief Executive Officer and Mr. Falcone’s resulting resignation. A copy of the press release is furnished as an exhibit to this Current Report. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits -	Exhibit 10.1	Employment Agreement, dated June 11, 2008
	Exhibit 10.2	Form of Restricted Stock Agreement
	Exhibit 99.1	Press Release, dated June 13, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 13, 2008	SECURUS TECHNOLOGIES, INC. (Registrant)
/s/ RICHARD FALCONE
Richard Falcone,
President, Chief Executive Officer and Director

June 13, 2008	/s/ KEITH S. KELSON
Keith S. Kelson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated June 13, 2008
10.2	Form of Restricted Stock Agreement
99.1	Press Release, dated June 13, 2008